UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2024

PGT INNOVATIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37971	20-0634715
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1070 Technology Dr. North Venice, Florida (Address of Principal Executive Offices)		34275 (Zip Code)

(941) 480-1600 (Registrant’s telephone number, including area code) N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.01 per share	PGTI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On March 28, 2024, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 16, 2024, among PGT Innovations, Inc., a Delaware corporation (“PGTI” or the “Company”), MIWD Holding Company LLC, a Delaware limited liability company (“Parent”), and RMR MergeCo, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock, par value $0.01 per share (each, a “Company Common Share”), issued and outstanding immediately prior to the Effective Time (other than Company Common Shares that were held by the Company as treasury stock or held by Parent, Merger Sub or any other subsidiary of Parent or the Company ) was cancelled and retired and converted into the right to receive $42.00 in cash, without interest (the “Merger Consideration”).

Effective as of immediately prior to the Effective Time, the restrictions on each restricted Company Common Share that was subject to vesting or forfeiture granted under the Amended and Restated PGT Innovations Inc. 2019 Equity and Incentive Compensation Plan (the “Company Stock Plan” and each such restricted Company Common Share, a “Company Restricted Share”) prior to the date of the Merger Agreement and then outstanding lapsed, and each such Company Restricted Share was cancelled and converted into the right to receive the Merger Consideration, without interest, subject to any withholding taxes required by applicable law to be withheld; provided that, if there were any performance conditions applicable to any Company Restricted Share, then the restrictions on such performance-based Company Restricted Share lapsed with respect to a number of Company Common Shares calculated pursuant to the following assumptions and otherwise in accordance with the Company Stock Plan and the applicable award agreement governing such performance-based Company Restricted Shares: (a) with respect to any applicable EBITDA performance measure, based on actual performance; and (b) with respect to any applicable relative shareholder return modifier, (i) based on actual performance for any performance period that was completed prior to the Effective Time, and (ii) assuming maximum performance for any performance period that was not completed prior to the Effective Time.

Effective as of immediately prior to the Effective Time, each Company Restricted Share granted after the date of the Merger Agreement and then outstanding was converted into an award that entitles the holder thereof upon vesting to receive an amount in cash equal to the Merger Consideration, plus any interest accrued on the basis of the prime rate as published in The Wall Street Journal in effect at the Effective Time, compounded quarterly, calculated on the basis of actual days elapsed (including the closing date of the Merger and each applicable vesting date) in respect of each such Company Restricted Share; provided that, in the event that the holder’s service was or is terminated by the Company or the surviving corporation in the Merger without Cause or by the holder for Good Reason (each as defined in the Company Stock Plan) at the time of or within twenty-four (24) months following the Effective Time, any such Company Restricted Share that was or is unvested as of the date of such holder’s separation from service shall fully vest.

Each restricted stock unit that was subject to vesting conditions based solely on continued employment or service granted under the Company Stock Plan (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive an amount equal to the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The Information set forth in Introduction is incorporated by reference into this Item 1.02.

Concurrently with the closing of the Merger, the Company (i) repaid all loans and discharged all obligations and terminated all credit commitments, security agreements and liens outstanding under the Credit Agreement, dated as of February 16, 2016 and as amended from time to time, among the Company, the lenders from time to time party thereto and Truist Bank as administrative agent and (ii) satisfied and discharged all of the Company’s obligations under that certain Indenture, dated as of September 24, 2021, among the Company, the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Item 1.02 is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 1.02 and Item 2.01 is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, PGTI requested that the New York Stock Exchange (“NYSE”) suspend trading of Company Common Shares on the NYSE and remove Company Common Shares from listing on the NYSE, in each case, prior to the opening of the market on March 28, 2024. PGTI also requested that the NYSE file a notification of removal from listing of Company Common Shares on Form 25 with the SEC.

PGTI intends to file Form 15 with the SEC to terminate the registration of Company Common Shares under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend PGTI’s reporting obligations under Sections 13 and 15(d) of the Exchange Act ten days after the filing of such Form 25.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.02, Item 2.01, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 is incorporated by reference into this Item 3.03.

At the Effective Time, each holder of Company Common Shares immediately prior to the Effective Time ceased to have any rights as a shareholder of PGTI other than the right to receive the Merger Consideration pursuant to the Merger Agreement.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 1.02, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of PGTI occurred, and PGTI is now a wholly owned subsidiary of Parent. The total amount of consideration payable to the Company’s security holders in connection with the Merger was approximately $2,328 million. Parent obtained the funds necessary to fund the Merger through (i) a new term loan credit facility with a syndicate of lenders and Royal Bank of Canada, as administrative agent, (ii) the issuance of senior secured notes, (iii) an equity investment from an affiliate of Koch Equity Development LLC and (iv) cash on hand.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the Effective Time, in accordance with the Merger Agreement, all of the directors and officers of PGTI immediately prior to the Effective Time resigned as directors and officers, as applicable, of PGTI. The positions on committees of the Company’s Board of Directors held by such resigning directors are as set forth in the Company’s Proxy Statement on Schedule 14A filed with the SEC on May 1, 2023, under the Section “Corporate Governance—Board Meetings and Committees”, which is incorporated herein by reference.

In connection with the consummation of the Merger, Matt DeSoto became the sole director, president and chief executive officer of the Company and Joe Person became the treasurer of the Company, in each case, effective as of the Effective Time.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 1.02, Item 2.01, Item 3.03, Item 5.01 and Item 5.02 is incorporated by reference into this Item 5.03.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated and, as so amended and restated, shall be the certificate of incorporation of the Company until further amended. In addition, the bylaws of Merger Sub in effect at the Effective Time became the bylaws of the Company (except that references to the name of Merger Sub were replaced by reference to the name of the Company). Copies of PGTI’s amended and restated certificate of incorporation and bylaws are attached as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 8.01.	Other Events.

On March 28, 2024, PGTI and Parent issued a joint press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01.

Item 9.01.	Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 16, 2024, among PGT Innovations, Inc., MIWD Holding Company LLC and RMR MergeCo, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on PGT Innovations, Inc. 8-K (File No. 001-37971) filed on January 17, 2024, 2024)*

3.1	Amended and Restated Certificate of Incorporation of PGT Innovations, Inc., dated March 28, 2024.

3.2	Third Amended and Restated Bylaws of PGT Innovations, Inc., dated March 28, 2024.

99.1	Joint Press Release, dated March 28, 2024.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

_______________

*	Schedules and similar attachments have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or similar attachment will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PGT INNOVATIONS, INC.

By:	/s/ Ryan Quinn
	Name:	Ryan Quinn
	Title:	General Counsel and Corporate Secretary

Date: March 28, 2024

[Signature Page to Closing 8-K]